Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-3 of our report dated February 18, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Terex Corporation's 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
April 8, 2011